Aetna Series Fund, Inc.
                                   Rule 18f-3
                                Multi-Class Plan

Introduction:

       Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), the following plan ("Plan") sets forth the separate class arrangements and expense allocations as well as the exchange privileges of each class of shares issued by certain series ("Series") comprising the Aetna Series Fund, Inc. (the "Fund"). Except as described below, each class has the same rights and obligations as each other class as required by Rule 18f-3.

Terms of the Plan:

       The Plan applies to the following Series of the Fund:

         Aetna Money Market Fund                                     Aetna Mid Cap Fund
         Aetna Government Fund                                       Aetna Growth and Income Fund
         Aetna Bond Fund                                             Aetna Growth Fund
         Aetna High Yield Fund                                       Aetna Small Company Fund
         Aetna Balanced Fund                                         Aetna International Fund
         Aetna Ascent Fund                                           Aetna Index Plus Large Cap Fund
         Aetna Crossroads Fund                                       Aetna Index Plus Small Cap Fund
         Aetna Legacy Fund                                           Aetna Index Plus Mid Cap Fund
         Aetna Value Opportunity Fund                                Aetna Index Plus Bond Fund
         Aetna Real Estate Securities Fund                           Aetna Principal Protection Fund I
                                                                     Aetna Principal Protection Fund II

       Aetna  International  Fund,  Aetna Small Company Fund, Aetna Growth Fund,
Aetna Growth and Income Fund,  Aetna  Balanced  Fund,  Aetna Ascent Fund,  Aetna
Crossroads Fund, Aetna Legacy Fund, Aetna Real Estate Securities Fund, Aetna Mid
Cap Fund and Aetna Value Opportunity Fund are collectively referred to herein as the "Equity Funds". Aetna Government Fund, Aetna Bond Fund and Aetna High Yield
Fund are  collectively  referred to herein as the "Fixed  Income  Funds".  Aetna
Index Plus Large Cap Fund,  Aetna Index Plus Bond Fund, Aetna Index Plus Mid Cap
Fund and Aetna Index Plus Small Cap Fund are collectively referred to herein as the "Enhanced Index Funds". Aetna Principal Protection Fund I and Aetna
Principal Protection Fund II are collectively referred to herein as the "Principal Protection Funds."

1.   Class Designations:

       The shares of the Series, except the Principal Protection Funds are divided into four classes: Class I, Class A, Class B and Class C. The Principal
Protection Funds are divided into two classes: Class A and Class B.

       Class I shares are shares that are offered to:

          .    certain retirement plans;
          .    certain registered  investment  advisers having an agreement with the Fund to invest a minimum  of $1  million  within  one year of initial purchase;
          .    employees and retired  employees of Aetna Inc. and its affiliates
               (including  members of employees' and retired persons'  immediate
               families,   board  members  and  trustees,  and  their  immediate
               families);
          .    insurance companies (including separate accounts);
          .    registered investment companies;
          .    shareholders  holding Select Class shares at the time such shares were  redesignated as Class I shares,  and their immediate family members, as long as they maintain a shareholder account;
          .    certain bank and independent trust companies  investing on behalf of their  clients  for which  they  charge  trust and  investment management fees;
          .    members of the Board of Directors of the Fund ("Board");
          .    NASD registered  representatives  of Aeltus Capital,  Inc. or any affiliated  broker-dealers  (including members of their immediate families); and
          .    members of such  other  groups as may be  approved  by the Fund's
               Board from time to time.

       Class A, Class B and Class C shares are shares that are offered to accounts not eligible to buy Class I shares.

2.   Differences in Distribution Arrangements:

       a.  Class I Shares.

       Class I shares are distributed with no sales charges, distribution fees or service fees.

       b.  Class A Shares.

       Class A shares of each  Series,  except  Aetna Money  Market Fund ("Money
Market"), are subject to the imposition of a front-end sales load at the time of purchase. The Equity Funds, Fixed Income Funds, Enhanced Index Funds and
Principal Protection Funds have maximum front-end sales loads of 5.75%, 4.75%, 3.00% and 3.75%, respectively. Front-end sales loads for all series decline to 0% based on discounts for volume purchases (aggregate investment in any registered investment company for which Aeltus Investment Management, Inc. acts as investment adviser), as set forth in the table below.

                                                               Sales Charge
                                     ------------------------------------------------------------------
Aggregate Investment                 Equity Funds   Fixed Income    Enhanced Index      Principal
                                                        Funds            Funds          Protection
                                                                                           Funds
Under $50,000                            5.75%          4.75%            3.00%             3.75%
$50,000 but under $100,000               4.50%          4.50%            2.50%             3.50%
$100,000 but under $250,000              3.50%          3.50%            2.00%             3.00%
$250,000 but under $500,000              2.50%          2.50%            1.50%             2.50%
$500,000 but under $1,000,000            2.00%          2.00%            1.00%             2.00%
$1,000,000 or more                       None            None             None             None

       Class A shares of each Series, except Money Market, are subject to a distribution fee based on the average daily net assets attributable to Class A shares. This fee is imposed pursuant to a Distribution Plan adopted under Rule
12b-1 under the 1940 Act, in the amount of 0.25%.

       Class A shares are not subject to a service fee.

       Class A shares  purchased  with an  aggregate  investment  in the  Fund's
Series of less than  $1,000,000  are not subject to a contingent  deferred sales charge  (CDSC).  Class A shares  purchased  with an aggregate  investment in the
Fund's Series of $1,000,000 or more (including purchases made in connection with an  agreement  to invest $1 million or more  under a Letter of  Intent),  may be subject to a CDSC imposed on redemptions  within two (2) years of purchase.  The
CDSC will  apply  only to shares  for which a  finder's  fee is paid to  selling
broker-dealers,   banks  or  other  investment  professionals,   pursuant  to  a
distribution  agreement  with the Fund's  principal  underwriter.  The charge is assessed  on an amount  equal to the lesser of the current  market  value or the original cost of the shares being  redeemed.  Thus,  there is no sales charge on increases  in the net asset value of shares  above the initial  purchase  price.

There is no CDSC on redemptions of Class A shares:

     (1)  exchanged  to other  Series of the same class of shares  (except  that exchanges may not be made into Principal Protection Funds);
     (2)  purchased   through   reinvestment   of  dividends  or  capital  gains
          distributions;
     (3)  purchased more than two (2) years prior to the redemption;
     (4)  in the event of the owner's death or disability;
     (5)  related to certain  distributions  from  retirement  plans or accounts which are permitted  without penalty  pursuant to the Internal Revenue
          Code of 1986, as amended;
     (6)  related to distributions  or tax-free returns of excess  contributions from employee benefit plans; or,
     (7)  in  connection  with  the  Fund's   systematic   withdrawal  plan,  if
          applicable.

       In addition, there is no CDSC on Money Market (Class A) redemptions unless (i) those shares were purchased through an exchange from another Series within two (2) years prior to the redemption and (ii) the original purchase of the shares exchanged was subject to a CDSC.

       A CDSC in the amount shown below will be imposed within the first year or second year after purchase on redemptions of such shares. In determining the number of years the shares have been held, the Fund will aggregate all purchases of Class A shares made during a month and consider them made on the first day of the month.

The finders fee payable with respect to such Class A purchases (except the Enhanced Index Funds) shall be as follows:

       Cumulative Purchase Amount($)                      Commission                        CDSC
       1,000,000 but under 3,000,000                       1.00%                        Year 1 - 1.00%
                                                                                        Year 2 - 0.50%
       3,000,000 but under 20,000,000                      0.50%                        Year 1 - 0.50%
                                                                                        Year 2 - 0.50%
       20,000,000 or greater                               0.25%                        Year 1 - 0.25%
                                                                                        Year 2 - 0.25%

The finders fee payable  with  respect to such Class A purchases of the Enhanced
Index Funds shall be as follows:

       Cumulative Purchase Amount($)                      Commission                        CDSC
       1,000,000 but under 3,000,000                       0.50%                        Year 1 - 0.50%
                                                                                        Year 2 - 0.50%
       3,000,000 but under 20,000,000                      0.25%                        Year 1 - 0.25%
                                                                                        Year 2 - 0.25%
       20,000,000 or greater                               0.25%                        Year 1 - 0.25%
                                                                                        Year 2 - 0.25%
       c.  Class B Shares.

       Class B shares of each Series are subject to a distribution fee based on the average daily net assets attributable to Class B shares. This fee is imposed pursuant to a Distribution Plan adopted under Rule 12b-1 under the 1940 Act, in the amount of 0.75%.

       Class B shares of each Series are subject to a service fee based on the average daily net assets attributable to Class B shares in the amount of 0.25%.

       Class B shares of each Series are not subject to a front-end  sales load.
However, a CDSC will be imposed on redemptions of Class B shares made within a specified number of years. For all series except Principal Protection Funds the CDSC will be calculated from the date of purchase, as shown below. For the Principal Protection Funds, Year 1 includes the offering period and the first year of the guarantee period.

For all Series except Principal Protection Funds:

       Year                         1       2        3        4        5        6       7+
       -----------------------------------------------------------------------------------
       CDSC                         5%      4%       3%       3%       2%       1%      0%

For Principal Protection Funds:

       Year                         1       2        3        4        5
       -----------------------------------------------------------------
       CDSC                         5%      4%       3%       3%       2%

       The CDSC is assessed on an amount equal to the lesser of the current market value or the original cost of the shares being redeemed. Thus, there is no sales charge on increases in the net asset value of shares above the initial purchase price. There is no CDSC on redemptions of Class B shares:

     (1) exchanged to other Series of the same class of shares (except that exchanges may not be made into Principal Protection Funds);
     (2) purchased through reinvestment of dividends or capital gains distributions;
     (3) purchased more than six (6) years (five (5) in the case of Principal Protection Funds) prior to the redemption (in determining the number of years the shares have been held, the Fund will aggregate all purchases of Class B shares made during a month and consider them made on the first day of the month);
     (4)  in the event of the owner's death or disability;
     (5) related to certain distributions from retirement plans or accounts which are permitted without penalty pursuant to the Internal Revenue Code of 1986, as amended;
     (6) related to distributions or tax-free return of excess contributions from employee benefit plans; or,
     (7)  in  connection  with  the  Fund's   systematic   withdrawal  plan,  if
          applicable.

d.  Class C Shares.

       Class C shares of each Series, except Money Market, are subject to a distribution fee based on the average daily net assets attributable to Class C shares. This fee is imposed pursuant to a Distribution Plan adopted under Rule 12b-1 under the 1940 Act, in the amount of 0.75%, except for the Enhanced Index Funds, which are subject to a distribution fee in the amount of 0.50%.

       Class C shares of each Series, except Money Market, are subject to a service fee based on the average daily net assets attributable to Class C shares in the amount of 0.25%.

       Class C shares of each Series are subject to the imposition of a CDSC on redemptions made within eighteen (18) months of purchase. The Equity Funds and Fixed Income Funds impose a CDSC of 1.00%, and the Enhanced Index Funds impose a CDSC of 0.75%. The CDSC is assessed on an amount equal to the lesser of the current market value or the original cost of the shares being redeemed. Thus, there is no sales charge on increases in the net asset value of shares above the initial purchase price. There is no CDSC on redemptions of Class C shares:

     (1)  exchanged to other Series of the same class of shares;
     (2) purchased through reinvestment of dividends or capital gains distributions;
     (3) purchased more than eighteen (18) months prior to the redemption (in determining the number of months the shares have been held, the Fund will aggregate all purchases of Class C shares made during a month and consider them made on the first day of the month);
     (4)  in the event of the owner's death or disability;
     (5) related to certain distributions from retirement plans or accounts which are permitted without penalty pursuant to the Internal Revenue Code of 1986, as amended;
     (6) related to distributions or tax-free return of excess contributions from employee benefit plans; or
     (7)  in connection with the Fund's systematic withdrawal plan.

       In addition, there is no CDSC on Money Market (Class C) redemptions unless (i) those shares were purchased through an exchange from another Series within eighteen (18) months prior to the redemption and (ii) the original purchase of the shares exchanged was subject to a CDSC.

3.   Expense Allocation:

       In addition to the Distribution and Service Fees described above, the following expenses shall be allocated, to the extent practicable, on a class-by-class basis:

     (1) expense of administrative personnel and services required to support the shareholders of each class;
     (2)  transfer agency fees payable by each class;
     (3)  costs of printing the prospectuses relating to those classes;
     (4) Securities and Exchange Commission and any "Blue Sky" registration fees;
     (5)  litigation or other legal expenses; and
     (6) directors' fees incurred as a result of issues related to a particular class.

       Income, realized and unrealized capital gains and losses, and expenses, other than those allocated as described in paragraph 3, of each Series are allocated to a particular class on the basis of the net asset value of that class in relation to the net asset value of the Series.

4.   Exchange Privileges:

       Each class of shares may be exchanged for shares of the same class in another Series (except that exchanges may not be made into Principal Protection Funds). Currently, shares of each class may be exchanged at the net asset value for shares of any other Series of the same class, subject to minimum investment requirements.

5.   Conversion Features:

       Class B shares must be converted to Class A shares eight (8) years from the date of purchase. No other class of shares of a particular Series is convertible into another class of shares of that Series.

6.   Voting Rights:

       Each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement. Furthermore, each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.


Effective:  October 6, 1999